UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol	Name of exchange on which registered
None	None	None

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2019, Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), through its wholly owned subsidiary, Neoteric Cosmetics, Inc., entered into the Agreement to Vary a Contract (the “Amendment”) with Montagne Jeunesse International Ltd., pursuant to which the parties amended the Exclusive Distribution Agreement, dated as of September 15, 2014  (as amended, the “Distribution Agreement”).  The Amendment reduces the notice period required to avoid the automatic renewal of the Distribution Agreement from six months to no less than three months to allow the parties additional time to prioritize strategic plans for the products covered under the Distribution Agreement.

The foregoing description of the Amendment is a summary only and qualified in its entirety by reference to the full text of the Amendment, a conformed copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.  Except to the extent amended by the Amendment, the Distribution Agreement remains in full force and effect in all respects.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Exhibit Description
10.1	Agreement to Vary a Contract, dated June 10, 2019, between Montagne Jeunesse International Limited and Neoteric Cosmetics, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date:	June 14, 2019	By:	/s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer